Exhibit 99.1

Postal Realty Trust Enters into Definitive Agreement to Acquire $15.5 Million Portfolio

- To Issue $8.2 Million in OP Units at $17.00 per Unit as Part of Consideration -

CEDARHURST, NEW YORK, December 4, 2019 (BUSINESSWIRE) — Postal Realty Trust, Inc. (NYSE:PSTL) (the “Company”), an internally managed real estate investment trust that owns properties leased to the United States Postal Service (“USPS”), announced it has entered into a definitive agreement with an unrelated third party to acquire a portfolio (“Portfolio”) of 22 properties leased to the US Postal Service for approximately $15.5 million.

The Portfolio is comprised of approximately 91,900 net leasable interior square feet and upon acquisition will generate a weighted average rental rate of $15.60 per square foot. As part of the consideration for the Portfolio, the Company expects to issue approximately $8.2 million of OP units valued at $17.00 per unit. The balance of the purchase price is expected to be funded with proceeds from the Company’s line of credit. The deal is expected to close during the first quarter of 2020, subject to the satisfaction of certain customary closing conditions.

Currently, the Company owns 460 properties in 44 states comprising approximately 1.4 million net leasable interior square feet generating a weighted average rent of $9.33 per square foot. Upon the successful completion of this acquisition, the Company will have added 211 properties since its IPO in May, an increase of 77.9% by property count.

Andrew Spodek, Postal Realty Trust, Inc.’s Chief Executive Officer stated, “Our success identifying and engaging with sellers of USPS properties continues to build as evidenced by our entry into a contract for a second large portfolio of postal properties since our IPO earlier this year. USPS property sellers continue to understand the long-term value proposition of our Company as evidenced by our ability to utilize OP units as part of the financial consideration of both transactions. Our top priority remains the scaling of our platform through the addition of high quality, accretive properties to support our dividend and ensure value creation for our shareholders over time.”

About Postal Realty Trust, Inc.

Postal Realty Trust, Inc. is an internally managed real estate investment trust that owns properties leased to the USPS. The Company believes it is one of the largest owners and managers of properties leased to the USPS.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements.” Forward-looking statements include statements regarding identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements, including, among others, statements regarding the Company’s ability to obtain financing, the Company’s expected capitalization rates and the Company’s ability to close on pending transactions on the terms or timing it expects, if at all, are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the USPS’s terminations or non-renewals of leases, changes in demand for postal services delivered by the USPS, the solvency and financial health of the USPS, competitive, financial market and regulatory conditions, general real estate market conditions, the Company’s competitive environment and other factors set forth under “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:

Investor Relations and Media Relations

Email: Investorrelations@postalrealtytrust.com

Phone: 516-232-8900